Exhibit 99.1

EXL REPORTS 2021 FOURTH QUARTER, ISSUES 2022 GUIDANCE AND UPDATES ITS MEDIUM TERM FINANCIAL TARGETS

2021 Fourth Quarter Revenues of $295.5 Million, up 18.7% year-over-year
Q4 Diluted EPS (GAAP) of $0.83, down from $0.94 in Q4 of 2020
Q4 Adjusted Diluted EPS (Non-GAAP) (1) of $1.21, up from $1.14 in Q4 of 2020

2021 Revenues of $1.12 Billion, up 17.1% year-over-year
2021 Diluted EPS (GAAP) of $3.35, up from $2.59 in 2020
2021 Adjusted Diluted EPS (Non-GAAP) (1) of $4.83, up from $3.53 in 2020

New York, NY – February 24, 2022 - ExlService Holdings, Inc. (NASDAQ: EXLS), a leading data analytics and digital operations and solutions company, today announced its financial results for the quarter and full year ended December 31, 2021.

Rohit Kapoor, Vice Chairman and Chief Executive Officer, said, “EXL had a strong fourth quarter of 2021 with revenue of $295.5 million and full year revenue of $1.12 billion. Our adjusted diluted EPS for the year was $4.83, a 37% increase. This was a pivotal year for us, not just from a revenue growth perspective, but also in terms of the evolution of our business into a data analytics and digital operations and solutions company. Our focus on high value, strategic initiatives that leverage our expertise in advanced analytics, AI (artificial intelligence), digital and cloud has helped us win significant new contracts and expand our relationships with existing clients. As we enter fiscal 2022, we see a strong pipeline across our business lines.”

Maurizio Nicolelli, Chief Financial Officer, said, “We ended 2021 with solid momentum in our business and a healthy balance sheet. Our guidance for 2022 revenue is in the range of $1.28 billion to $1.31 billion, representing a 14% to 17% increase year-over-year on a reported basis and 11% to 13% on an organic constant currency basis. We expect adjusted diluted EPS to be in the range of $5.35 to $5.60, representing a 11% to 16% increase over the prior year.

We are also updating our medium term financial targets from our Investor Day in November 2020. We now expect annual organic constant currency revenue growth of 11% to 13%, an increase of approximately 200 basis points from the midpoint of our previous target of 10% or more. We expect Analytics revenue to grow in the range of 15% to 20% per annum and digital operations and solutions revenue to grow by 7% to 9% per annum. We are also increasing our annual adjusted operating income margin target to be in the range of 17% to 18%, an increase of 100 basis points from our prior target of 16% to 17%.”

__________________________________________________________

1.Reconciliations of adjusted (non-GAAP) financial measures to the most directly comparable GAAP measures, where applicable, are included at the end of this release under “Reconciliation of Adjusted Financial Measures to GAAP Measures”. These non-GAAP measures, including adjusted diluted EPS and constant currency measures, are not measures of financial performance prepared in accordance with GAAP.

Financial Highlights: Fourth Quarter 2021

•Revenues for the quarter ended December 31, 2021 increased to $295.5 million compared to $249.0 million for the fourth quarter of 2020, an increase of 18.7% on a reported basis and 18.8% on a constant currency basis from the fourth quarter of 2020. Revenues increased by 1.8% sequentially on a reported basis and 1.9% on a constant currency basis, from the third quarter of 2021.

	Revenues			Gross Margin
	Three months ended			Three months ended
	December 31, 2021	December 31, 2020	September 30, 2021	December 31, 2021	December 31, 2020	September 30, 2021
Reportable Segments
	(dollars in millions)
Insurance	$98.1	$88.9	$98.0	36.2%	35.9%	37.3%
Healthcare	26.5	24.2	27.3	33.6%	34.2%	37.6%
Emerging Business	44.4	37.8	44.5	43.9%	45.0%	46.8%
Analytics	126.5	98.1	120.5	37.9%	41.7%	37.3%
Total Revenues, net	$295.5	$249.0	$290.3	37.8%	39.4%	38.8%

•Operating income margin for the quarter ended December 31, 2021 was 12.2%, compared to 15.4% for the fourth quarter of 2020 and 14.6% for the third quarter of 2021. Adjusted operating income margin for the quarter ended December 31, 2021 was 17.0% compared to 19.7% for the fourth quarter of 2020 and 19.4% for the third quarter of 2021.

•Diluted earnings per share for the quarter ended December 31, 2021 was $0.83 compared to $0.94 for the fourth quarter of 2020 and $0.77 for the third quarter of 2021. Adjusted diluted earnings per share for the quarter ended December 31, 2021 was $1.21 compared to $1.14 for the fourth quarter of 2020 and $1.30 for the third quarter of 2021.

Financial Highlights: Full Year 2021

•Revenues for the year ended December 31, 2021 increased to $1.12 billion compared to $958.4 million for the year ended December 31, 2020, an increase of 17.1% on a reported basis and 16.5% on a constant currency basis.

	Revenues		Gross Margin
	Year ended		Year ended
	December 31, 2021	December 31, 2020	December 31, 2021	December 31, 2020
Reportable Segments
	(dollars in millions)
Insurance	$382.0	$341.8	37.3%	32.2%
Healthcare	112.4	101.2	37.9%	27.8%
Emerging Business	167.2	152.7	45.1%	41.4%
Analytics	460.7	362.7	37.1%	36.7%
Total Revenues, net	$1,122.3	$958.4	38.4%	34.9%

•Operating income margin for the year ended December 31, 2021 was 13.9% compared to 11.5% for the year ended December 31, 2020. Adjusted operating income margin for the year ended December 31, 2021 was 18.6% compared to 15.9% for the year ended December 31, 2020.

•Diluted earnings per share for the year ended December 31, 2021 was $3.35 compared to $2.59 for the year ended December 31, 2020. Adjusted diluted earnings per share for the year ended December 31, 2021 was $4.83 compared to $3.53 for the year ended December 31, 2020.

Business Highlights: Fourth Quarter 2021

•Acquired Clairvoyant, a global data, AI, and cloud services firm.
•Won 18 new clients in the fourth quarter of 2021, with nine each in our digital operations and solutions business and analytics. For the year, we won 58 new clients, with 28 in our digital operations and solutions business and 30 in analytics.
•Board authorization of new $300 million stock repurchase program effective January 1, 2022.
•Published our second annual Sustainability Report.
•Named to Newsweek’s 2022 list of America’s Most Responsible Companies.
•Positioned in the Winners Circle in the HFS Research’s 2021 OneOffice™ Services Top 10 for Data and Decisions, with the top score for the Voice of the Customer.
•Named a Top Performer in the 2021 KLAS Risk Adjustment & Analytics Performance Report.
•Positioned as Leader and Star Performer in the Everest Group Life and Pensions Insurance BPS/TPA PEAK Matrix® Assessment 2022.
•Recognized as a Leader in all four categories in the ISG Provider Lens™ for Digital Finance and Accounting Outsourcing Services.

2022 Guidance
Based on current visibility, and a U.S. Dollar to Indian Rupee exchange rate of 75.0, British Pound to U.S. Dollar exchange rate of 1.37, U.S. Dollar to the Philippine Peso exchange rate of 51.0 and all other currencies at current exchange rates, we are providing the following guidance for the full year 2022:

•Revenue of $1.28 billion to $1.31 billion, representing an increase of 14% to 17% on a reported basis, which includes $40.0 million to $45.0 million of revenue from Clairvoyant, and 11% to 13% on an organic constant currency basis, from 2021.

•Adjusted diluted earnings per share of $5.35 to $5.60, representing an increase of 11% to 16% from 2021.

Medium Term Financial Targets
We are providing the following medium term financial targets:

•Annual organic constant currency revenue growth of 11% to 13%.
•Annual Analytics revenue growth of 15% to 20% and digital operations and solutions revenue growth of 7% to 9%.
•Annual adjusted operating income margin to be in the range of 17% to 18%.

Conference Call

ExlService Holdings, Inc. will host a conference call on Thursday, February 24, 2022 at 10:00 A.M. ET to discuss the Company’s quarterly operating and financial results. The conference call will be available live via the internet by accessing the investor relations section of EXL’s website at ir.exlservice.com, where an accompanying investor-friendly spreadsheet of historical operating and financial data can also be accessed. Please access the website at least fifteen minutes prior to the call to register, download and install any necessary audio software.

To listen to the conference call via phone, please dial 1-877-303-6384, or if dialing internationally, 1-224-357-2191 and an operator will assist you. For those who cannot access the live broadcast, a replay will be available on the EXL website ir.exlservice.com for a period of twelve months.

About ExlService Holdings, Inc.
EXL (NASDAQ: EXLS) is a leading data analytics and digital operations and solutions company that partners with clients to improve business outcomes and unlock growth. By bringing together deep domain expertise with robust data, powerful analytics, cloud, artificial intelligence (“AI”) and machine learning (“ML”), we create agile, scalable solutions and execute complex operations for the world’s leading corporations in industries including insurance, healthcare, banking and financial services, media, and retail, among others. Focused on driving faster decision-making and transforming operating models, EXL was founded on the core values of innovation, collaboration, excellence, integrity and respect. Headquartered in New York, our team is over 37,400 strong, with more than 50 offices spanning six continents. For more information, visit www.exlservice.com.

Cautionary Statement Regarding Forward-Looking Statements This press release contains forward-looking statements. You should not place undue reliance on those statements because they are subject to numerous uncertainties and factors relating to EXL's operations and business environment, all of which are difficult to predict and many of which are beyond EXL’s control. Forward-looking statements include information concerning EXL’s possible or assumed future results of operations, including descriptions of its business strategy. These statements may include words such as “may,” “will,” “should,” “believe,” “expect,” “anticipate,” “intend,” “plan,” “estimate” or similar expressions. These statements are based on assumptions that we have made in light of management's experience in the industry as well as its perceptions of historical trends, current conditions, expected future developments and other factors it believes are appropriate under the circumstances. You should understand that these statements are not guarantees of performance or results. They involve known and unknown risks, uncertainties and assumptions. Although EXL believes that these forward-looking statements are based on reasonable assumptions, you should be aware that many factors could affect EXL’s actual financial results or results of operations and could cause actual results to differ materially from those in the forward-looking statements. These factors, which include our ability to successfully close and integrate strategic acquisitions, our ability to respond to and manage public health crises, including the outbreak and continued effects of COVID-19, are discussed in more detail in EXL’s filings with the Securities and Exchange Commission, including EXL’s Annual Report on Form 10-K. These risks could cause actual results to differ materially from those implied by forward-looking statements in this release. You should keep in mind that any forward-looking statement made herein, or elsewhere, speaks only as of the date on which it is made. New risks and uncertainties come up from time to time, and it is impossible to predict these events or how they may affect EXL. EXL has no obligation to update any forward-looking statements after the date hereof, except as required by federal securities laws.

EXLSERVICE HOLDINGS, INC.
CONSOLIDATED STATEMENTS OF INCOME
(In thousands, except share and per share amounts)

			(Unaudited)
	Year ended December 31,		Three months ended December 31,
	2021	2020	2021	2020
Revenues, net	$1,122,293	$958,434	$295,489	$248,953
Cost of revenues(1)	690,934	623,936	183,669	150,792
Gross profit(1)	431,359	334,498	111,820	98,161
Operating expenses:
General and administrative expenses	142,040	113,891	38,671	29,390
Selling and marketing expenses	84,306	60,123	24,675	17,326
Depreciation and amortization expense	49,132	50,462	12,416	13,182
Total operating expenses	275,478	224,476	75,762	59,898
Income from operations	155,881	110,022	36,058	38,263
Foreign exchange gain, net	4,313	4,432	1,355	980
Interest expense	(7,561)	(11,190)	(757)	(2,607)
Other income, net	6,773	12,065	1,427	2,826
Loss on settlement of convertible notes	(12,845)	—	—	—
Income before income tax expense and earnings from equity affiliates	146,561	115,329	38,083	39,462
Income tax expense	31,850	25,626	9,831	7,209
Income before earnings from equity affiliates	114,711	89,703	28,252	32,253
Gain/(loss) from equity-method investment	47	(227)	47	(35)
Net income attributable to ExlService Holdings, Inc. stockholders	$114,758	$89,476	$28,299	$32,218
Earnings per share attributable to ExlService Holdings, Inc. stockholders:
Basic	$3.42	$2.61	$0.85	$0.95
Diluted	$3.35	$2.59	$0.83	$0.94
Weighted-average number of shares used in computing earnings per share attributable to ExlService Holdings, Inc. stockholders:
Basic	33,549,275	34,273,388	33,446,852	33,882,013
Diluted	34,244,478	34,555,164	33,968,189	34,370,023

(1)Exclusive of depreciation and amortization expense.

EXLSERVICE HOLDINGS, INC.
CONSOLIDATED BALANCE SHEETS
(In thousands, except share and per share amounts)

	As of
	December 31, 2021	December 31, 2020

Assets
Current assets:
Cash and cash equivalents	$135,337	$218,530
Short-term investments	178,538	184,286
Restricted cash	6,174	4,690
Accounts receivable, net	194,232	147,635
Prepaid expenses	14,655	11,344
Advance income tax, net	15,199	5,684
Other current assets	34,009	37,109
Total current assets	578,144	609,278
Property and equipment, net	86,008	92,875
Operating lease right-of-use assets	76,692	91,918
Restricted cash	2,299	2,299
Deferred tax assets, net	21,404	7,749
Intangible assets, net	81,082	59,594
Goodwill	403,902	349,088
Other assets	30,369	32,099
Investment in equity affiliate	3,004	2,957
Total assets	$1,282,904	$1,247,857
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$6,873	$6,992
Current portion of long-term borrowings	260,016	25,000
Deferred revenue	20,000	32,649
Accrued employee costs	114,285	67,645
Accrued expenses and other current liabilities	75,124	66,410
Current portion of operating lease liabilities	18,487	18,894
Income taxes payable, net	901	3,488
Total current liabilities	495,686	221,078
Long-term borrowings, less current portion	—	201,961
Operating lease liabilities, less current portion	68,506	84,874
Income taxes payable	1,790	1,790
Deferred tax liabilities, net	965	847
Other non-current liabilities	22,801	18,135
Total liabilities	589,748	528,685
Commitments and contingencies
Preferred stock, $0.001 par value; 15,000,000 shares authorized, none issued	—	—
ExlService Holdings, Inc. Stockholders’ equity:
Common stock, $0.001 par value; 100,000,000 shares authorized, 39,508,340 shares issued and 33,291,482 shares outstanding as of December 31, 2021 and 38,968,052 shares issued and 33,559,434 shares outstanding as of December 31, 2020	40	39
Additional paid-in capital	395,742	420,976
Retained earnings	756,137	641,379
Accumulated other comprehensive loss	(89,474)	(74,984)
Total including shares held in treasury	1,062,445	987,410
Less: 6,216,858 shares as of December 31, 2021 and 5,408,618 shares as of December 31, 2020, held in treasury, at cost	(369,289)	(268,238)
Stockholders’ equity	693,156	719,172
Total equity	693,156	719,172
Total liabilities and stockholders’ equity	$1,282,904	$1,247,857

EXLSERVICE HOLDINGS, INC.
Reconciliation of Adjusted Financial Measures to GAAP Measures

In addition to its reported operating results in accordance with U.S. generally accepted accounting principles (GAAP), EXL has included in this release certain financial measures that are considered non-GAAP financial measures, including the following:
(i)Adjusted operating income and adjusted operating income margin;
(ii)Adjusted EBITDA and adjusted EBITDA margin;
(iii)Adjusted net income and adjusted diluted earnings per share; and
(iv)Revenue growth on an organic constant currency basis.

These non-GAAP financial measures are not based on any comprehensive set of accounting rules or principles, should not be considered a substitute for, or superior to, financial measures calculated in accordance with GAAP, and may be different from non-GAAP financial measures used by other companies. Accordingly, the financial results calculated in accordance with GAAP and reconciliations from those financial statements should be carefully evaluated. EXL believes that providing these non-GAAP financial measures may help investors better understand EXL’s underlying financial performance. Management also believes that these non-GAAP financial measures, when read in conjunction with EXL’s reported results, can provide useful supplemental information for investors analyzing period-to-period comparisons of the Company’s results and comparisons of the Company’s results with the results of other companies. Additionally, management considers some of these non-GAAP financial measures to determine variable compensation of its employees. The Company believes that it is unreasonably difficult to provide its earnings per share financial guidance in accordance with GAAP, or a qualitative reconciliation thereof, for a number of reasons, including, without limitation, the Company’s inability to predict its future stock-based compensation expense under ASC Topic 718, the amortization of intangibles associated with further acquisitions and the currency fluctuations and associated tax impacts. As such, the Company presents guidance with respect to adjusted diluted earnings per share. The Company also incurs significant non-cash charges for depreciation that may not be indicative of the Company’s ability to generate cash flow.

EXL non-GAAP financial measures exclude, where applicable, stock-based compensation expense, amortization of acquisition-related intangible assets, impairment charges on acquired long-lived and intangible assets including goodwill, provision for litigation settlement, non-cash interest expense on convertible senior notes, gains or losses on settlement of convertible senior notes, restructuring charges, effects of termination of leases, other acquisition-related expenses or benefits and effect of any non-recurring tax adjustments. Acquisition-related expenses or benefits include, changes in the fair value of contingent consideration, external deal costs, integration expenses, direct and incremental travel costs and non-recurring benefits or losses. Our adjusted net income and adjusted diluted EPS also excludes the income tax impact of the above pre-tax items, as applicable. The income tax impact of each item is calculated by applying the statutory rate and local tax regulations in the jurisdiction in which the item was incurred.

A limitation of using non-GAAP financial measures versus financial measures calculated in accordance with GAAP is that non-GAAP financial measures do not reflect all of the amounts associated with our operating results as determined in accordance with GAAP and exclude costs that are recurring, namely stock-based compensation and amortization of acquisition-related intangible assets. EXL compensates for these limitations by providing specific information regarding the GAAP amounts excluded from non-GAAP financial measures to allow investors to evaluate such non-GAAP financial measures.

The information provided on an organic constant currency basis reflects a comparison of current period results translated at the prior period currency rates and exclude the impact from an acquisition for a twelve month period from the date of the acquisition. This information is provided because EXL believes that it provides useful comparative incremental information to investors regarding EXL’s true operating performance. EXL’s primary exchange rate exposure is with the Indian Rupee, the U.K. pound sterling and the Philippine Peso. The average exchange rate of the U.S. Dollar against the Indian Rupee increased from 73.74 during the quarter ended December 31, 2020 to 74.79 during the quarter ended December 31, 2021, representing an appreciation of 1.4%. The average exchange rate of the U.S. Dollar against the Philippine Peso increased from 48.16 during the quarter ended December 31, 2020 to 50.60 during the quarter ended December 31, 2021, representing an appreciation of 5.1%. The average exchange rate of the British Pound against the U.S. Dollar increased from 1.33 during the quarter ended December 31, 2020 to 1.35 during the quarter ended December 31, 2021, representing a depreciation of 1.4%.

The following table shows the reconciliation of these non-GAAP financial measures for the year ended December 31, 2021 and 2020, the three months ended December 31, 2021 and 2020 and the three months ended September 30, 2021:

Reconciliation of Adjusted Operating Income and Adjusted EBITDA
(Amounts in thousands)

	Year ended		Three months ended
	December 31,		December 31,		September 30,
	2021	2020	2021	2020	2021
Net Income (GAAP)	$114,758	$89,476	$28,299	$32,218	$26,507
add: Income tax expense	31,850	25,626	9,831	7,209	4,196
add: Loss on settlement of convertible notes	12,845	—	—	—	12,845
subtract: Foreign exchange gain, interest expense, effects of equity-method investment and other income, net	(3,572)	(5,080)	(2,072)	(1,164)	(1,110)
Income from operations (GAAP)	$155,881	$110,022	$36,058	$38,263	$42,438
add: Stock-based compensation expense	38,621	28,235	9,825	7,385	10,894
add: Amortization of acquisition-related intangibles	12,778	14,412	2,998	3,415	3,022
add: Other expenses (a)	1,312	—	1,312	—	—
Adjusted operating income (Non-GAAP)	$208,592	$152,669	$50,193	$49,063	$56,354
Adjusted operating income margin as a % of Revenues (Non-GAAP)	18.6%	15.9%	17.0%	19.7%	19.4%
add: Depreciation on long-lived assets	36,354	36,050	9,418	9,767	9,283
Adjusted EBITDA (Non-GAAP)	$244,946	$188,719	$59,611	$58,830	$65,637
Adjusted EBITDA margin as a % of revenue (Non-GAAP)	21.8%	19.7%	20.2%	23.6%	22.6%

(a) To exclude acquisition-related expenses of $761 for Clairvoyant's acquisition and $551 on account of effects of lease termination.

Reconciliation of Adjusted Net Income and Adjusted Diluted Earnings Per Share
(Amounts in thousands, except per share data)

	Year ended		Three months ended
	December 31,		December 31,		September 30,
	2021	2020	2021	2020	2021
Net income (GAAP)	$114,758	$89,476	$28,299	$32,218	$26,507
add: Stock-based compensation expense	38,621	28,235	9,825	7,385	10,894
add: Amortization of acquisition-related intangibles	12,778	14,412	2,998	3,415	3,022
add: Non-cash interest expense and loss on settlement of convertible senior notes	14,640	2,616	—	673	13,276
add/(subtract): Other expenses/(benefits) (a)	1,312	(556)	1,312	—	—
subtract: Tax impact on stock-based compensation expense (b)	(9,535)	(8,330)	(2,406)	(2,099)	(2,697)
subtract: Tax impact on amortization of acquisition-related intangibles	(2,993)	(3,374)	(770)	(798)	(699)
subtract: Tax impact on non-cash interest expense and loss on settlement of convertible senior notes	(3,633)	(648)	(120)	(168)	(3,186)
add/(subtract): Tax impact on other expenses/(benefits)	(136)	137	(136)	—	—
add/(subtract): Other tax expenses/(benefits) (c)	(243)	(20)	2,168	(1,340)	(2,411)
Adjusted net income (Non-GAAP)	$165,569	$121,948	$41,170	$39,286	$44,706
Adjusted diluted earnings per share (Non-GAAP)	$4.83	$3.53	$1.21	$1.14	$1.30

(a) To exclude acquisition-related expenses of $761 for Clairvoyant's acquisition and $551 on account of effects of lease termination in 2021, and to exclude benefits related to wind down of the Health Integrated business in 2020.
(b) Tax impact includes $3,651 and $2,378 for the year ended December 31, 2021 and 2020 respectively, $2,095 and $504 during the three months ended December 31, 2021 and 2020 respectively, and $528 during the three months ended September 30, 2021 related to discrete benefit recognized in income tax expense on adoption of ASU No. 2016-09, Compensation - Stock Compensation.
(c) To exclude other tax expense/(benefits) related to certain deferred tax assets and liabilities.

Investor Relations
Contact: Steven N. Barlow
Vice President, Investor Relations
(917) 596-7684
ir@exlservice.com

Media - US
Michael Sherrill
Vice President Marketing
646-419-0778
michael.sherrill@exlservice.com

Media - Europe, India and APAC
Shailendra Singh
Vice President Corporate Communications
+91-98104-76075
shailendra.singh@exlservice.com